                                                                    EXHIBIT 4.1

                              EAC INDUSTRIES, INC.
                            RIGHTS EXERCISE AGREEMENT
                              CUSIP NO. 268226 10 7

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF EAC INDUSTRIES, INC. (THE "COMPANY") DATED SEPTEMBER __, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

         THIS RIGHTS EXERCISE AGREEMENT MUST BE RECEIVED BY THE COMPANY AS THE EXERCISE AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON __________, 1997 OR SUCH LATER DATE TO WHICH THE RIGHTS OFFERING MAY HAVE BEEN EXTENDED AT THE OPTION OF THE COMPANY (THE "EXPIRATION DATE").

         The Rights which are exercisable by this Rights Exercise Agreement may be exercised by duly completing Form 1 or may be exercised through a bank or broker by duly completing Form 2. Rights holders are advised to review the Prospectus, copies of which are available from the Company as the exercise agent, before exercising their Rights. IMPORTANT: Complete the appropriate FORM and SIGN as noted.


                                    EAC INDUSTRIES, INC.



                                    By /s/ Peter B. Fritzsche
                                    -------------------------
                                       Peter B. Fritzsche
                                       President and CEO

         AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE. NO PARTIAL EXERCISE IS PERMITTED.

         FORM 1 - RIGHTS EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises all Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

                  (a) Number of shares owned by the undersigned which is the same number subscribed for pursuant to the Subscription Privilege (one Right needed to subscribe for each full share):

                  (b) Total Exercise Price (total number of shares subscribed for times the Exercise Price of $.22 per share): $_________1

                  METHOD OF PAYMENT

                  CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO EAC INDUSTRIES, INC. Amount: ______________

                  WIRE TRANSFER DIRECTED TO THE COMPANY ACCOUNT AT MANUFACTURERS

--------
         1Partial exercises are not permitted. However, if the amount enclosed or transmitted is not sufficient to pay the Exercise Price for all shares subscribed for, or if the number of shares being subscribed for is not specified, the Company has the right and option to take the position that the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.

                  HANOVER BANK, Account No. __________; ABA No. __________.
                  Amount: $______________

         FORM 2 - TO EXERCISE YOUR RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Rights Exercise Agreement are hereby assigned to (please print name and address and Social Security No. of transferee Bank or Broker in full):

                  Name:_______________________________
                       (Name of Bank or Broker)

                  Address:____________________________

                  Social Security Number______________

         FORM 3 - SPECIAL DELIVERY INSTRUCTIONS: Name and/or address for mailing any stock certificate if other than shown on the face hereof:

                  Name:_______________________________

                  Address:____________________________

                  ____________________________________
                           (including zip code)

                                    IMPORTANT
                             RIGHTSHOLDER SIGN HERE
                        AND COMPLETE SUBSTITUTE FORM W-9


                                          ______________________________________
                                          (Signature(s) of Registered Holder(s))

                                          Dated:  _________________, 1997

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Stock Certificate representing shares of EAC Industries, Inc. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representative capacity, please provide the following information.)

                                          Name(s)

                                          ______________________________________
                                          (Please Print)

                                          Capacity______________________________

                                          Address_______________________________
                                                      (Including Zip Code)


                                          Area Code and Telephone Number________
                                                                         (Home)

                                                                        ________
                                                                      (Business)

                                          Tax Identification or Social
                                          Security No.__________________________
                                                  (Complete Substitute Form W-9)



* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


PAYER'S NAME:    EAC INDUSTRIES, INC.

SUBSTITUTE    FORM W-9     Part 1-PLEASE PROVIDE YOUR TIN   TIN:______________________________
                           ON THE LINE AT RIGHT AND             Social Security Number or
                           CERTIFY BY SIGNING AND DATING        Employer Identification Number
                           BELOW.

Department of the Treasury ___________________________________________________________________
Internal Revenue Service   Name (Please Print)

                           _______________________________  Part 2-For Payees (i.e., corporations
                           Address                          and certain foreign individuals) exempt
                                                            from backup withholding, please write
                                                            "exempt"
                           _______________________________
                           City       State       Zip Code


Payer's Request for        Part 3-CERTIFICATION. UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the
Taxpayer Identification    number shown on this form is my correct taxpayer identification number
Number ("TIN")             (or a TIN has not been issued to me but I have mailed or delivered
and Certification          an application to receive a TIN or will do so in the near future),
                           (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "I.R.S.") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the I.R.S. has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

                           SIGNATURE DATE You must cross out item (2) above if you have been notified by the I.R.S. that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the I.R.S. that you were subject to backup withholding, you received another notification from the I.R.S. that you are no longer subject to backup withholding, do not cross out item (2).


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                                  INSTRUCTIONS

1. Delivery of Rights Exercise Agreement. This Rights Exercise Agreement, duly completed and signed, must be used in connection with any exercise of Rights and purchase of EAC Common Stock. A Rights Exercise Agreement must be received by the Company as Exercise Agent, in reasonably satisfactory form, accompanied by the delivery of a check representing the Exercise Price Per Share for the Rights to be exercised. The method of delivery of the Rights Exercise Agreement for EAC Common Stock and other documents is at the option and risk of the stockholder. Exercise of Rights for EAC Common Stock by mail or by overnight courier may be made to the Exercise Agent at the address indicated therefor on the first page of this Rights Exercise Agreement. Delivery may also be made to the Exercise Agent in person at the address of the Company from 8:30 a.m. to 4:30 p.m. local time Monday through Friday.

2. Inadequate Space. If the space provided herein is inadequate, the name and address of the registered holder and the number of shares of EAC Common Stock represented by the Rights Exercise Agreement should be listed on a separate signed schedule attached hereto.

3. Signatures on Rights Exercise Agreement. If any Rights Exercise Agreement delivered herewith is related to Rights owned of record by two or more joint owners, all such owners should sign the Rights Exercise Agreement. If any shares of EAC Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Rights Exercise Agreement as there are different registrations of ownership.

         If this Rights Exercise Agreement by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence reasonably satisfactory to the Exercise Agent of their authority so to act must be submitted.

4. Stock Transfer Taxes. EAC will pay or cause to be paid any state stock transfer taxes applicable to the delivery of the EAC Common Stock.

5. Validity of Exercise; Irregularities. All questions as to validity, form and eligibility of any surrender exercise of Rights and subscription for shares of EAC Common Stock hereunder will be reasonably determined by EAC, and such determination shall be final and binding. EAC reserves the right to waive any irregularities or defects in the exercise of any Right(s), and its interpretation of the terms and conditions of the Rights Offering and of this Rights Exercise Agreement (including these instructions) with respect to such irregularities or defects shall be final and binding. A Rights exercise will not be deemed to have been made until all irregularities have been cured or waived. The Exercise Agent shall return to the tendering holder(s), as soon as is reasonably practicable, any Rights Exercise Agreement(s) that have not been properly tendered and as to which the irregularities or defects were not cured or waived.

6. Special Delivery Instructions. Indicate in the Special Delivery Instructions box the name and address of the person in whose name the certificate for the EAC Common Stock is to be issued if the certificate is to be issued in the name of someone other than the person(s) signing this Rights Exercise Agreement. Indicate in the Special Delivery Instructions box the name and address to which delivery of the certificate for the EAC Common Stock is to be sent.

7. Substitute Form W-9. Each stockholder exercise and Rights is required to provide the Exercise Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 and make the certification required on that form. Failure to provide the information on such Form may subject such stockholder to 31% federal income tax withholding on future payments for the EAC Common Stock purchased. If the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, Part 1 of Substitute Form W-9 may be completed by writing "Applied For" in the space for the TIN.

                            IMPORTANT TAX INFORMATION

         Under federal income tax law, a stockholder purchasing EAC Common Stock is required to provide the Exercise Agent with such stockholder's correct taxpayer identification number on Substitute Form W-9 and make the certification required on that form. If such stockholder is an individual, the taxpayer identification number is his social security number. If the Exercise Agent is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and any future payment made to such stockholder with respect to his certificate(s) may be subject to backup withholding.

         Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements, although they may complete a Substitute Form W-9 to avoid possible erroneous backup withholding (in which case, they should write "exempt" in Part 2). In order for a foreign individual to qualify as an exempt recipient, that stockholder (or his/her transferee) must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status, such as a duly completed I.R.S. Form W-8. Such statement can be obtained from the Exercise Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

         If backup withholding applies, the Exercise Agent is required to withhold 31% of any payments made to the stockholder. Backup withholding is not additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the I.R.S..

Purpose of Substitute Form W-9

         To prevent backup withholding on any payment that is made to a EAC stockholder with respect to EAC Common Stock subscribed for such stockholder is required to notify the Exercise Agent of his correct taxpayer identification number by completing the form above certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a taxpayer identification number) and that (1) the stockholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he is no longer subject to backup withholding.

What Number to Give the Exchange Agent

         The stockholder is required to give the Exercise Agent the social security number or employee identification number of the record owner of the EAC Common Stock with respect the Rights are exercised. If the shares are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY FUTURE PAYMENTS MADE TO YOU ON YOUR EAC SHARES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.